Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-170955) pertaining to the Global Aviation Holdings Inc. Amended and Restated 2009 Long-Term Incentive Plan and the Global Aviation Holdings Inc. 2009 Long-Term Incentive Plan for Outside Directors of our report dated March 29, 2011, with respect to the consolidated financial statements and schedule of Global Aviation Holdings Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ Ernst & Young LLP

Atlanta, Georgia
March 29, 2011